INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-51219 of The Procter & Gamble Company on Form S-8 of our report dated
September 29, 2003, appearing in this Annual Report on Form 11-K of the Procter & Gamble Ireland Employees Share Ownership Plan for the year ended June 30, 2003.


/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE
Newcastle upon Tyne, United Kingdom

29 September 2003